As filed with the Securities and Exchange Commission on May 9, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

456 North Fifth Street, Philadelphia, Pennsylvania 19123

(Address, including zip code, of principal executive offices)

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ronald J. Masciantonio

Senior Vice President & General Counsel

456 North 5th Street

Philadelphia, Pennsylvania 19123

(Name and address of agent for service)

(215) 873-2200

(Telephone number, including area code, of agent for service)

Copies of communications to:

Robert A. Friedel, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	600,000 shares	$22.61	$13,566,000	$1,575.01

(1)	Pursuant to Rule 416 of the Securities Act of 1933, there shall also be deemed covered hereby such additional securities which become issuable under the Amended and Restated 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 600,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Destination Maternity Corporation (the “Company”), that are of the same class as the shares covered by the currently effective Registration Statement on Form S-8 of the Company relating to the Company’s Amended and Restated 2005 Equity Incentive Plan.

The contents of the Registration Statement No. 333-137136 filed on September 6, 2006, as filed on Form S-8 and as may be hereafter amended, is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits listed as part of this registration statement are as follows:

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Destination Maternity Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, commonwealth of Pennsylvania, on May 9, 2011.

Destination Maternity Corporation

By:	/s/ Edward M. Krell
Edward M. Krell
Chief Executive Officer & President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward M. Krell and Ronald J. Masciantonio, or either of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ Edward M. Krell	Chief Executive Officer & President	May 9, 2011
Edward M. Krell	(Principal Executive Officer)

/s/ Judd P. Tirnauer	Senior Vice President & Chief Financial Officer	May 9, 2011
Judd P. Tirnauer	(Principal Financial and Accounting Officer)

/s/ Arnaud Ajdler	Director	May 9, 2011
Arnaud Ajdler

/s/ Barry Erdos	Director	May 9, 2011
Barry Erdos

/s/ Joseph A. Goldblum	Director	May 9, 2011
Joseph A. Goldblum

/s/ Melissa Payner-Gregor	Director	May 9, 2011
Melissa Payner-Gregor

/s/ William A. Schwartz, Jr.	Director	May 9, 2011
William A. Schwartz, Jr.

/s/ B. Allen Weinstein	Director	May 9, 2011
B. Allen Weinstein

EXHIBIT INDEX

Exhibits

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).